UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934, as Amended

Date of Report (Date of earliest event reported): January 24, 2013

WYNN RESORTS, LIMITED

(Exact name of registrant as specified in its charter)

Nevada	000-50028	46-0484987
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

3131 Las Vegas Boulevard South Las Vegas, Nevada		89109
(Address of principal executive offices)		(Zip Code)

(702) 770-7555

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On January 24, 2013, Mr. Kazuo Okada filed a complaint in the United States District Court, District of Nevada against Wynn Resorts, Limited (the “Company”), alleging that the definitive proxy statement on Schedule 14A filed by the Company on January 3, 2013 (the “Proxy Statement”) was materially false and misleading in contravention of Section 14(a) of the Securities Exchange Act of 1934, as amended, and Securities and Exchange Commission Rule 14a-9 promulgated thereunder (the “Complaint”).

In the Complaint, Mr. Okada seeks to preliminarily and permanently enjoin the Special Meeting of Stockholders to be held on February 22, 2013 (the “Special Meeting”), asserting that if the Special Meeting occurs on February 22, 2013 as scheduled and the Company does not correct and/or is not ordered to correct the allegedly false and misleading statements in the Proxy Statement, Mr. Okada will be irreparably harmed.

The Company believes that the claim and allegations set forth in the Complaint are without merit and intends to defend against them vigorously. The Complaint is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. Stockholders are referred to the Complaint itself for a full statement of the contents thereof.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Complaint, Kazuo Okada v. Wynn Resorts, Limited, No. 2:13-cv-00136 (D. Nev., Jan. 24, 2013).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNN RESORTS, LIMITED

Date: January 30, 2013	By:	/s/ Kim Sinatra
	Name:	Kim Sinatra
	Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Complaint, Kazuo Okada v. Wynn Resorts, Limited, No. 2:13-cv-00136 (D. Nev., Jan. 24, 2013).